Exhibit 99.1

Diamond Foods Reports Second Quarter Fiscal 2015 Financial Results
Updates Fiscal Year 2015 Outlook
SAN FRANCISCO, March 5, 2015 (GLOBE NEWSWIRE) - Diamond Foods, Inc. (NASDAQ: DMND) ("Diamond" or the "Company") today reported financial results for its fiscal 2015 second quarter and six months ended January 31, 2015.
Second Quarter Fiscal 2015 Highlights

•	Net sales were $229.7 million, up 4.1%

•	Snacks segment net sales were $120.4 million, up 3.2%

•	Nuts segment net sales were $109.2 million, up 5.2%

•	Gross margin was 26.6%, compared to 25.4%

•	GAAP net income was $11.2 million and GAAP diluted earnings per share ("EPS") was $0.35

•	Non-GAAP net income was $11.2 million and non-GAAP diluted EPS was $0.35, up 191.7%

•	Adjusted EBITDA was $33.8 million, up 18.4%

 Year-to-Date Fiscal 2015 Highlights

•	Net sales were $476.3 million, up 4.6%

•	Snacks segment net sales were $237.0 million, up 3.3%

•	Nuts segment net sales were $239.3 million, up 5.9%

•	Gross margin was 25.3%, compared to 25.0%

•	GAAP net income was $18.9 million and GAAP diluted earnings per share ("EPS") was $0.59

•	Non-GAAP net income was $20.1 million and non-GAAP diluted EPS was $0.64, up 88.2%

•	Adjusted EBITDA was $64.5 million, up 11.9%

(All comparisons above are to the second quarter and first six months of fiscal 2014. Non-GAAP financial measures are reconciled in the tables below.)

"We are encouraged with our earnings performance in the second quarter. Strong sales and margin improvement in the US drove these results, but our overall sales were muted by continued challenges in the UK," said Brian J. Driscoll, President and CEO. “While the third quarter is seasonally our lowest for sales and earnings, and we face challenges including an intensely competitive promotional environment and the effects of a strong dollar, we believe that we are on track to achieve our updated annual adjusted EBITDA and EPS outlook.”

Second Quarter Fiscal 2015
Consolidated net sales during the quarter were $229.7 million, up 4.1%, compared to the same quarter of the prior year, mainly due to higher sales in the US for both the Snacks and Nuts segments, partially offset by lower sales in the UK, primarily due to increased promotional activity. Gross profit was $61.2 million, or 26.6% of net sales, for the second quarter of fiscal 2015, compared to $55.9 million, or 25.4% of net sales, for the same quarter in the prior year.
GAAP net income during the quarter was $11.2 million. GAAP diluted EPS was $0.35 in the second quarter of fiscal 2015 compared to a loss of $0.68 in the second quarter of fiscal 2014. Excluding certain items described below, non-GAAP net income for the second quarter of fiscal 2015 was $11.2 million and non-GAAP diluted EPS was $0.35, compared to $0.12 in the second quarter of fiscal 2014. Adjusted EBITDA was $33.8 million in the second quarter of fiscal 2015, compared to $28.6 million in the prior year. Due to a shift in the mix of pre-tax income between the US and the UK, the non-GAAP effective tax rate was 26.7% compared to 14.0% in the same quarter of the prior year. Please refer to the table at the end of this press release for a reconciliation of GAAP to non-GAAP information.

Year-to-Date Fiscal 2015
Consolidated net sales for the first six months of fiscal 2015 increased 4.6% to $476.3 million compared to $455.2 million in the first half of last year. This increase was primarily due to higher sales in the US for both the Snacks and Nuts segments, partially offset by lower sales in the UK, primarily due to increased promotional activity. Gross profit as a percent of net sales was 25.3% compared to 25.0% in the first six months last fiscal year.
GAAP net income was $18.9 million, or income of $0.59 per share on a fully diluted basis. Excluding certain items described below, non-GAAP net income for the first six months of fiscal 2015 was $20.1 million and non-GAAP fully diluted earnings per share was $0.64. Adjusted EBITDA was $64.5 million, compared to $57.7 million last year. Please refer to the table at the end of this press release for a reconciliation of GAAP to non-GAAP information.
As of January 31, 2015, net debt outstanding was $590.3 million and the net availability under the ABL Revolver was $119.8 million.
Segment Review
Snacks Segment: Net sales during the quarter were $120.4 million, up 3.2% compared to the prior year period. Gross profit was $41.8 million, or 34.7% of net sales, for the second quarter of fiscal 2015, compared to $42.5 million, or 36.4% of net sales, for the same quarter in the prior year. Gross profit as a percent of net sales decreased primarily due to increased promotional spending in the US and UK.
Net sales during the first six months of fiscal 2015 were $237.0 million, up 3.3% compared to the first half of last year. Gross profit during the first six months of fiscal 2015 was $84.7 million, 35.7% of net sales, compared to $82.0 million, or 35.7% of net sales, in the prior year period.
Nuts Segment: Net sales during the quarter were $109.2 million, up 5.2% compared to the prior year period. Gross profit was $19.4 million, or 17.8% of net sales, in the second quarter of fiscal 2015, compared to $13.4 million, or 12.9% of net sales, for the same quarter in the prior year. Gross profit as a percent of net sales increased primarily due to improved net price realization and lower walnut costs, partially offset by higher other tree nut costs.
Net sales during the first six months of fiscal 2015 were $239.3 million, up 5.9% compared to the first half of last year. Gross profit during the first six months of fiscal 2015 was $35.8 million, or 15.0% of net sales, compared to $31.9 million, or 14.1% of net sales, in the prior year periods.
Outlook
The Company is updating its fiscal 2015 outlook. The Company now expects to achieve adjusted EBITDA of $117 million to $123 million, compared to its previous range of $115 million to $123 million. The Company now expects non-GAAP diluted EPS of $0.95 to $1.10, compared to its previous range of $0.90 to $1.10. The Company's outlook includes the following expectations: input cost inflation of 3% to 4%, productivity improvements of 2% to 3%, a US/UK exchange rate of $1.50 per £1.00 for the remainder of the fiscal year, a non-GAAP effective tax rate of between 28% to 30%, stock-based compensation of $9.7 million and 31.9 million fully diluted shares outstanding.
Fiscal 2015 adjusted EBITDA, a non-GAAP financial measure, excludes items such as interest expense, income taxes, depreciation, amortization, stock based compensation as well as certain legal expenses and litigation settlements, acquisition-related costs, asset impairments and certain other actual and projected costs.

Conference Call
The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details. The conference call is scheduled to begin today at 4:30 p.m. ET. To participate on the live call listeners in North America may dial (888) 515-2880 and international listeners may dial (719) 457-2715.
In addition, the call will be broadcast live over the Internet hosted at the "Investor Relations" section of the Company's website at http://www.diamondfoods.com and will be archived online through March 19, 2015. A telephonic playback will be available from 7:30 p.m. ET, March 5, 2015, through March 19, 2015. North America listeners may dial (877) 870-5176 and international listeners may dial (858) 384-5517; the passcode is 8572313.
About Diamond Foods
Diamond Foods is an innovative packaged food company focused on building and energizing brands including Kettle Brand® chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. Diamond's products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information, visit the Company's corporate web site: http://www.diamondfoods.com.
Note Regarding Forward Looking Statements
This press release and the accompanying conference call include forward-looking statements that are based on our current expectations and assumptions only as of the date of this press release.  These forward looking statements, including statements under the caption “Outlook” or “Guidance,” are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements.  In particular, our predictions about our business and our guidance for adjusted EBITDA and non-GAAP diluted earnings per share (including related expectations regarding segment performance, cost inflation, productivity improvements, exchange rates, our effective tax rate, stock-based compensation and fully diluted shares outstanding) could be affected by a variety of factors including: commodity headwinds; crop harvest; progress against the Company’s turnaround plan; unexpected delays or increased costs in implementing our business strategies; risks relating to our leverage, including the cost of our debt and its effect on our ability to respond to changes in our business, markets and industry; the dilutive impact of equity issuances; risks relating to litigation and regulatory proceedings; uncertainties relating to our relations with growers; availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; risk associated with our operations outside the U.S., including foreign currency fluctuations; general economic and capital markets conditions; competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions including, changes in inflation rates, interest rates, tax rates, or the availability of capital; consumer acceptance of new products and product improvements; customer and consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in the legal and regulatory environment, including labeling and advertising regulations and litigation; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in the accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer preferences and demand for our products; effectiveness of advertising, marketing and promotional programs; changes in consumer behavior, trends and preferences; consolidation in the retail environment, changes in purchasing and inventory levels of significant customers; disruption or inefficiencies in the supply chain; benefit plan expenses; upgrading our information technology infrastructure, including implementation of a new Enterprise Resource Planning software planning software platform; failure or breach of our information technology systems, including those managed by third parties; and political and economic conditions in other countries. Risks and uncertainties are discussed in greater detail in the “Risk Factors” sections of the periodic reports that we file with the SEC. Many of our forward-looking statements include discussions of trends and anticipated developments under the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the periodic reports that we file with the SEC. We use the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "seek," "may" and other similar expressions to identify forward-looking statements that discuss our future expectations, contain projections of our results of operations or financial condition or state other "forward-looking" information. You also should carefully consider other cautionary statements elsewhere in this press release and in other documents we file from time to time with the SEC.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Financial Summary
Summarized Statement of Operations:

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Net sales	$229,667	$220,577	$476,288	$455,245
Cost of sales	168,509	164,649	355,740	341,384
Gross profit	61,158	55,928	120,548	113,861
Operating expenses:
Selling, general and administrative	29,171	33,822	57,753	90,378
Advertising	9,708	13,129	21,524	23,787
Acquisition related expenses	633	—	633	—
Loss on warrant liability	—	6,962	—	23,938
Total operating expenses	39,512	53,913	79,910	138,103
Income (loss) from operations	21,646	2,015	40,638	(24,242)
Interest expense, net	10,273	16,104	20,509	30,952
Income (loss) before income taxes	11,373	(14,089)	20,129	(55,194)
Income taxes	196	971	1,258	2,019
Net income (loss)	$11,177	$(15,060)	$18,871	$(57,213)
Income (loss) per share:
Basic	$0.36	$(0.68)	$0.60	$(2.60)
Diluted	$0.35	$(0.68)	$0.59	$(2.60)
Shares used to compute income (loss) per share:
Basic	31,127	22,052	31,075	22,019
Diluted	31,545	22,052	31,483	22,019

Segment Information:

	Three Months Ended January 31,		% Change from	Six Months Ended January 31,		% Change from
	2015	2014	2014 to 2015	2015	2014	2014 to 2015
Net sales
Snacks	$120,437	$116,756	3.2%	$237,027	$229,346	3.3%
Nuts	109,230	103,821	5.2%	239,261	225,899	5.9%
Total	$229,667	$220,577	4.1%	$476,288	$455,245	4.6%
Gross profit
Snacks	$41,767	$42,538	(1.8)%	$84,723	$81,961	3.4%
Nuts	19,391	13,390	44.8%	35,825	31,900	12.3%
Total	$61,158	$55,928	9.4%	$120,548	$113,861	5.9%

Summarized Balance Sheet Data:

	January 31,
	2015	2014
ASSETS
Total current assets	$352,800	$280,055
Property, plant and equipment, net	131,747	130,112
Goodwill	400,089	408,089
Other intangible assets, net	375,181	393,099
Other long-term assets	12,175	17,402
Total assets	$1,271,992	$1,228,757
LIABILITIES AND STOCKHOLDER'S EQUITY
Total current liabilities	$220,815	$418,885
Long-term obligations	635,252	549,390
Deferred income taxes	111,979	107,317
Other liabilities	20,435	21,862
Total stockholders' equity	283,511	131,303
Total liabilities and stockholders' equity	$1,271,992	$1,228,757

Non-GAAP Financial Information
Reconciliation of Income (Loss) Before Income Taxes to Non-GAAP EPS:

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
GAAP income (loss) before income taxes	$11,373	$(14,089)	$20,129	$(55,194)
Loss on warrant liability	—	6,962	—	23,938
Loss on Securities settlement liability	—	8,678	—	32,174
Amortization of deferred financing costs and discounts	1,490	1,829	2,942	3,553
SEC settlement	—	—	—	5,000
Shareholder derivative suit gain	—	—	—	(1,600)
Certain legal expenses	1,434	641	3,265	2,327
Litigation settlement reserve and related legal expenses	10	—	171	—
Plant closure and related costs	158	—	540	—
Certain expenses associated with the Emerald brand packaging transition	110	—	110	—
Acquisition related expenses	633	—	633	—
Asset impairment	—	—	244	—
Other SG&A adjustments(1)	—	310	(141)	310
Non-GAAP income before income taxes	15,208	4,331	27,893	10,508
GAAP income taxes	196	971	1,258	2,019
Adjustments to GAAP income taxes	3,860	(364)	6,580	(1,335)
Non-GAAP income taxes(2)	4,056	607	7,838	684
Non-GAAP net income	$11,152	$3,724	$20,055	$9,824
Non-GAAP EPS-diluted
EPS-diluted	$0.35	$0.12	$0.64	$0.34
Shares used in computing Non-GAAP(3)	31,545	29,922	31,483	29,209

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit for fiscal 2015. Represents historical debt maintenance consulting expenses for fiscal 2014.

(2)
The GAAP tax rate for the three and six months ended January 31, 2015, was 1.72% and 6.2% respectively and the Non-GAAP tax rates were 26.7% and 28.1%, respectively. The difference between the GAAP and Non-GAAP rates is caused by certain items not included in the Non-GAAP tax calculation.

(3)
The shares used in computing Non-GAAP EPS for the second quarter fiscal 2014 include the 4,450,000 shares that were issued February 21, 2014 to settle the securities class action lawsuit. For purposes of Non-GAAP EPS, it was assumed that the shares were outstanding beginning August 21, 2013. The calculation also includes 2,654,974 shares related to Oaktree Capital Management, L.P.’s exercise of their warrant on February 19, 2014. The shares used in computing Non-GAAP EPS for year to date fiscal 2014 include the weighted average of the 4,450,000 shares that were issued February 21, 2014 to settle the securities class action lawsuit. For purposes of Non-GAAP EPS, it was assumed that the shares were outstanding beginning August 21, 2013 to obtain a weighted average share amount of 3,990,489 utilized in this calculation. The calculation also includes 2,531,474 shares related to Oaktree Capital Management, L.P.’s exercise of their warrant on February 19, 2014. The share amount related to the Oaktree Capital Management warrant exercise was calculated utilizing the treasury stock method. The actual shares issued to Oaktree were 4,420,859.

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Net income (loss)	$11,177	$(15,060)	$18,871	$(57,213)
Income taxes	196	971	1,258	2,019
Income (loss) before income taxes	11,373	(14,089)	20,129	(55,194)
Interest expense, net	10,273	16,104	20,509	30,952
Income (loss) from operations	21,646	2,015	40,638	(24,242)
Loss on warrant liability	—	6,962	—	23,938
Loss on Securities settlement liability	—	8,678	—	32,174
SEC settlement	—	—	—	5,000
Shareholder derivative suit gain	—	—	—	(1,600)
Certain legal expenses	1,434	641	3,265	2,327
Litigation settlement reserve and related legal expenses	10	—	171	—
Plant closure and related costs	158	—	540	—
Certain expenses associated with the Emerald brand packaging transition	110	—	110	—
Acquisition related expenses	633	—	633	—
Asset impairment	—	—	244	—
Other SG&A adjustments(1)	—	310	(141)	310
Stock-based compensation expense	2,628	1,987	4,609	3,464
Depreciation and amortization	7,175	7,958	14,452	16,293
Adjusted EBITDA	$33,794	$28,551	$64,521	$57,664

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit for fiscal 2015. Represents historical debt maintenance consulting expenses for fiscal 2014.

Reconciliation of GAAP Selling, general and administrative ("SG&A") expenses to Adjusted Selling, general and administrative expenses:

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
SG&A	$29,171	$33,822	$57,753	$90,378
Less:
Loss on Securities settlement liability	—	8,678	—	32,174
SEC settlement	—	—	—	5,000
Shareholder derivative suit gain	—	—	—	(1,600)
Certain legal expenses	1,434	641	3,265	2,327
Litigation settlement reserve and related legal expenses	10	—	171	—
Plant closure and related costs	158	—	540	—
Asset impairment	—	—	244	—
Other SG&A adjustments(1)	—	310	(141)	310
Adjusted SG&A	$27,569	$24,193	$53,674	$52,167

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit for fiscal 2015. Represents historical debt maintenance consulting expenses for fiscal 2014.
About Diamond's Non-GAAP Financial Measures

This release and the accompanying conference call contain non-GAAP financial measures of Diamond's performance ("non-GAAP measures") for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond's non-GAAP financial measures do not reflect a comprehensive system of accounting principles, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, and its GAAP financial statements generally to evaluate its business.

Diamond believes that its non-GAAP financial measures provide meaningful information to investors because they allow investors to view the business through the eyes of management. Diamond believes that its non-GAAP financial measures provide meaningful supplemental information regarding Diamond’s operating results because they exclude amounts that Diamond excludes when monitoring operating results and assessing the performance of Diamond’s business. Diamond believes that its non-GAAP financial measures also facilitate comparison of its results for current periods with historical periods, and with its business outlook for future periods.

Non-GAAP net income, non-GAAP diluted earnings per share, and adjusted EBITDA are used by management as core measures of Diamond’s operating performance. For Diamond, non-GAAP net income and non-GAAP diluted earnings per share reflect adjustments to eliminate the effect of loss on warrant liability; loss on securities settlement liability; adjustments to eliminate the effect of amortization of deferred financing costs and discounts; SEC settlement; shareholder derivative suit gain; legal expenses primarily related to audit committee investigation and restatement and related matters; litigation settlement reserve and related legal expenses; Fishers plant closure and related costs; certain expenses associated with the Emerald brand packaging transition relating to the conversion from canisters to small bags; acquisition-related expenses associated with the Yellow Chips Holding B.V. acquisition; asset impairment; and UK compensation alignment benefit, foreign distributor exit benefit and debt maintenance consulting expenses included in SG&A. Adjusted EBITDA reflects net income plus interest expense, income taxes, depreciation, amortization, and stock-based compensation, and also reflects the aforementioned adjustments (other than amortization of deferred financing costs and discounts, which is included in interest expense). Adjusted SG&A reflects adjustments to Selling, general and administrative costs to eliminate the impact of the aforementioned adjustments to income (other than loss on warrant liability, amortization of deferred financing costs and discounts, certain expenses associated with the Emerald brand packaging transition relating to the conversion from canisters to small bags; acquisition-related expenses associated with the Yellow Chips Holding B.V. acquisition; which are not in SG&A). We believe that non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and adjusted SG&A are useful indicators of Diamond’s ongoing operating performance. As a result, Diamond management reports feature these non-GAAP financial measures in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.

Diamond's management uses these non-GAAP financial measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management and quarterly reports to Diamond’s Board of Directors. The principal limitation of the non-GAAP measures is that they exclude significant expenses that are required under GAAP to be recorded. They also reflect the exercise of management's judgments about which charges are excluded from the non-GAAP financial measures. Consequently, these non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. Diamond urges investors to review the reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and recommends that investors do not give undue weight to the non-GAAP financial measures or rely on any single financial measure to evaluate our business.

Contact

Investors:	Media:

ICR	ICR
Katie Turner	Anton Nicholas/Jessica Liddell
415-230-7952	415-445-7431